UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2018

Commission File Number 000-54530

GOPHER PROTOCOL INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

 (Address of principal executive offices)

424-238-4589

 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities

On March 2, 2018, Gopher Protocol Inc. (the “Company”) entered into and closed a Securities Purchase Agreement with Bellridge Capital, LLC (“Bellridge”) pursuant to which Bellridge invested $750,000 into the Company in consideration of a 10% Convertible Debenture (the “Bellridge Debenture”) and common stock purchase warrants to acquire an aggregate of 500,000 shares of common stock exercisable for a period of five years at an exercise price of $2.35 per share. The Bellridge Debenture bears interest of 10% and is payable March 1, 2019. The Bellridge Debenture is convertible into shares of common stock at $0.90 per share subject to antidilution protection. During an event of default, the conversion price in effect on any conversion date means, as of any conversion date or other date of determination, shall be 35% of the lowest trading price for the Company’s common stock during the 20 trading Days immediately preceding the delivery of a notice of conversion. Bellridge has agreed to restrict its ability to convert the Bellridge Debenture or exercise its Common Stock Purchase Warrants and receive shares of common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. On or about May 2, 2018, at the election of Bellridge, Bellridge may acquire an additional Bellridge Debenture in the principal amount of $750,000 and a Common Stock Purchase Warrant on the terms of the initial closing.

On March 2, 2018, the Company delivered 1,000,000 shares of Common Stock to an escrow agent. The 1,000,000 escrow shares are to be utilized for the purpose of limited price protection. If, beginning on the 7th monthly anniversary of the issuance of the 1,000,000 escrow shares, Bellridge has sold shares issuable upon conversion of the Bellridge Debenture at a sales price of less than $1.10 per share, then that number of shares shall be released from escrow to Bellridge as a limited make whole using the following formula:

(($1.00 – closing price on 1st day of each monthly anniversary beginning on the 1st day of the 7th month (and continuing monthly until all shares are sold) / closing price of the 1st monthly day in question) * number of shares sold at a price less than $1.10.

As long as the Company is not in default of the Bellridge Debenture or in breach of the Securities Purchase Agreement, at any time during which Bellridge owns the Bellridge Debenture, Bellridge commits to limit in the aggregate all sales of the shares of common stock issued upon conversion of the Bellridge Debenture and the related Common Stock Purchase Warrant to the greater of not more than (i) 10.00% of the daily trading volume for the Company’s common stock as reported for that day or (ii) $35,000. Breach of this leak-out provision will be considered a material breach by Bellridge.

As of the date hereof, the Company is obligated on the Bellridge Debenture in the principal amount of $750,000 in connection with the offering. The Bellridge Debenture is a debt obligations arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company.

The offer and sale of securities listed above were made to an accredited investor and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated there under with regard to those sales. No advertising or general solicitation was employed in offering the securities. The offers and sales were made to one party, an accredited investor, and transfer of the securities issued was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

On October 2, 2017, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd., an accredited investor (“Power Up”) pursuant to which the Company issued to Power Up a Convertible Promissory Note (the “Power Note”) in the aggregate principal amount of $80,000. On March 5, 2018, the Company paid off the Power Note in full.

Item 9.01  Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Form of Securities Purchase Agreement entered with Bellridge Capital, LLC
4.2	10% Convertible Debenture issued to Bellridge Capital, LLC dated March 2, 2018
4.3	Common Stock Purchase Warrant issued to Bellridge Capital, LLC dated March 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOPHER PROTOCOL INC.

		By:	/s/ Gregory Bauer
		Name:	Greeorgy Bauer
		Title:	CEO

Date:	March 6, 2018
Santa Monica, California